UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2004

DYNACQ HEALTHCARE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State of Incorporation)

000-20554	76-0375477
(Commission File No.)	(I.R.S. Employer Identification No.)

10304 Interstate 10 East, Suite 369, Houston, Texas 77029

(Address of Principal Executive Offices, including zip code)

(713) 673-6432

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

On January 19, 2004, the Audit Committee of the Board of Directors of Dynacq Healthcare, Inc. (the “Company”) engaged Killman, Murrell & Company, P.C. (“KMC”) as the Company’s new independent accountant for the fiscal year ended August 31, 2003. During the two most recent fiscal years ended August 31, 2002 and August 31, 2003 and the subsequent interim period prior to the Company’s engagement of KMC, the Company did not consult with KMC regarding the application of accounting principles to a specific transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or the advice of the Company’s former independent accountant that the Company lacks internal controls necessary to develop reliable financial statements.

Item 5. Other Events.

The Company issued a press release on January 21, 2004 announcing the engagement of a new independent accountant, the election of a new independent director, the scheduling of a hearing before a Nasdaq Listing Qualifications Panel, and the receipt of an additional Nasdaq Staff Determination Letter. A copy of the press release is filed as Exhibit 99.1 to this current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following items are filed as exhibits to this report:

99.1	Press Release of Dynacq Healthcare, Inc. dated January 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Dated: January 22, 2004	By:	/s/ Philip S. Chan
Philip S. Chan Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Dynacq Healthcare, Inc. dated January 21, 2004.